UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 29, 2006

CORUS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-6136

Minnesota	41-0823592
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of principal executive offices)	(Zip Code)

(773) 832-3088
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:	Entry Into a Material Definitive Agreement

On August 29, 2006, the Board of Directors (the “Board”) of Corus Bankshares, Inc. (the “Company”) reviewed and approved the Summary Description of Corus Bankshares Compensation for Directors.  The Company is filing this Current Report on Form 8-K to file the Summary Description of Corus Bankshares Compensation for Directors.  A copy of this document is attached as Exhibit 10 and is incorporated herein by reference.

ITEM 5.05:	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Also on August 29, 2006, the Board approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code”).  The changes primarily relate to provisions regarding the acceptance of gifts by employees and communication with auditors. A copy of the Company’s amended Code is attached as Exhibit 14 and is incorporated herein by reference.

ITEM 8.01:	Other Events

Lastly, on August 29, 2006, the Company issued a press release announcing the quarterly dividend.  A copy of the Company’s press release is attached as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01:	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	10	Summary Description of Corus Bankshares Compensation for Directors.

	14	Corus Bankshares, Inc. Code of Business Conduct and Ethics.

	99	Press release dated August 29, 2006, announcing the quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

August 31, 2006	By:	/s/ Michael E. Dulberg

Michael E. Dulberg
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer and duly authorized Officer of Registrant)